POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Pruco Life Insurance Company ("Pruco Life"), constitutes and appoints Lynn K. Stone, William J. Evers, Christopher Madin, Andrew Taktajian and Jordan K. Thomsen, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Pruco Life filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of January, 2019.

/s/ John Chieffo
John Chieffo
Director, Vice President, Chief Accounting Officer, Chief Financial Officer

/s/ Caroline A. Feeney
Caroline A. Feeney
Director

/s/ Salene Hitchcock-Gear
Salene Hitchcock-Gear
Director

/s/ Christine Knight
Christine Knight
Director and Vice President

/s/ Nandini Mongia
Nandini Mongia
Director and Treasurer

/s/ Kent D. Sluyter
Kent D. Sluyter
Director, President, and Chief Executive Officer

/s/ Candace Woods
Candace Woods
Director

Schedule A

The Pruco Life Variable Appreciable Account [Reg. No. 811-03971] and flexible premium variable life insurance contracts [Reg. No. 002-89558 and Reg. No. 333-07451], to the extent they represent participating interests in said Account;

The Pruco Life PRUvider Variable Appreciable Account [Reg. No. 811-07040] and variable life insurance contracts [Reg. No. 033-49994], to the extent they represent participating interests in said Account;

The Pruco Life Variable Universal Account [Reg. No. 811-05826] and flexible premium variable universal life insurance contracts [Reg. No. 333-94117, Reg. No. 333-49332, Reg. No. 033-29181, Reg. No. 033-38271, Reg. No. 333-85115, Reg. No. 333-100057, Reg. No. 333-109284, Reg. No. 333-112808, Reg. No. 333-158634, Reg. No. 333-205092, Reg. No. 333-215544, Reg. No. 333-225953 and Reg. No. 333-229276], to the extent they represent participating interests in said Account;

The Pruco Life Variable Insurance Account [Reg. No. 811-03603] and scheduled premium variable life insurance contracts [Reg. No. 002-80513], to the extent they represent participating interests in said Account;

The Pruco Life Variable Contract Real Property Account [Reg. No. 333-223077] and individual variable life insurance contracts, to the extent they represent participating interests in said Account.